Exhibit 99.1

Company Contact: David Beckman Global Chief Legal Officer & Secretary SITEL Worldwide Corporation +1 877.95.Sitel david.beckman@sitel.com	Media Contact: Joe Doyle SITEL Worldwide Corporation +1 877.95.Sitel joe.doyle@sitel.com	Investor Relations: Neal Miller SITEL Worldwide Corporation +1 877.95.Sitel neal.miller@sitel.com
PRESS RELEASE
For Immediate Release
SITEL Announces Expected Private Offering of Senior Secured Notes due 2017
Nashville, Tennessee — April 9, 2012 — SITEL Worldwide Corporation ("SITEL Worldwide"), announced today that its wholly owned subsidiaries, SITEL, LLC and SITEL Finance Corp. (the “Issuers”), intend to offer $200 million in aggregate principal amount of new senior secured notes due 2017 (the “Notes”). The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by SITEL Worldwide, by each domestic subsidiary of SITEL Worldwide that is a guarantor under the Issuers’ senior secured credit facility and any additional subsidiaries required to become guarantors under the terms of the indenture. The Notes and the guarantees will be the senior obligations of the Issuers and the guarantors and will be secured on a first-priority basis by a lien on substantially all of the assets of the Issuers and the guarantors, subject to certain exceptions. The obligations of the Issuers and the guarantors under the Notes and the guarantees will be secured on an equal and ratable basis with all obligations of the Issuers and the guarantors under the senior secured credit facility. Net proceeds from the sale of the notes offered hereby are anticipated to be used to: (1) repay a portion of the amounts outstanding under the senior secured credit facility revolvers, up to $60.0 million; (2) repay approximately $128.4 million of the amounts outstanding under the senior secured credit facility term loans, which mature in January 2014; and (3) fund transaction fees and expenses, including a consent fee payable to lenders pursuant to a concurrent amendment to the senior secured credit facility. The exact terms and timing of the refinancing will depend upon market conditions and other factors. The consummation of the notes offering is contingent upon the concurrent amendment to the senior secured credit facility.
SITEL, LLC and SITEL Finance Corp. only plan to offer the Notes and the guarantees to qualified institutional buyers pursuant to Rule 144A under the United States Securities Act of

1933, as amended (“Securities Act”) and to non-US persons pursuant to Regulation S under the Securities Act.
The Notes and the guarantees thereof have not been registered and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release is for informational purposes only and shall neither constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of the Notes will be made only by means of a private offering memorandum.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed offering of Notes and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this press release and are based on SITEL Worldwide’s current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include market conditions and other factors which may impact issuance of the notes. SITEL Worldwide undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, other than as required by law.